Exhibit 3.1

RESTATED CERTIFICATE OF FORMATION
WITH NEW AMENDMENTS
OF
ENTERGY TEXAS, INC.

This Restated Certificate of Formation with New Amendments is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code.

ARTICLE I - ENTITY NAME AND TYPE

The name of the entity as currently shown in the records of the secretary of state and the type of filing entity are: Entergy Texas, Inc., a Texas corporation (hereinafter the "Corporation"). The Corporation’s date of formation is December 17, 2007 and its assigned file number is 800911623.

ARTICLE II - STATEMENT OF APPROVAL

Each new amendment to the certificate of formation has been made in accordance with the provisions of the Texas Business Organizations Code. Each amendment to the certificate of formation has been approved in the manner required by the Texas Business Organizations Code and by governing documents of the Corporation.

ARTICLE III - REQUIRED STATEMENTS

The restated certificate of formation, which is attached to this form, accurately states the text of the certificate of formation being restated and each amendment to the certificate of formation being restated that is in effect, and as further amended by the restated certificate of formation. The attached restated certificate of formation does not contain any other change in the certificate of formation being restated except for the information permitted to be omitted by the provisions of the Texas Business Organizations Code applicable to the Corporation.

EFFECTIVENESS OF FILING

This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is August 21, 2019 at 12:01 A.M. Central Daylight Time.

EXECUTION

The undersigned affirms that the person designated as registered agent in the restated certificate of formation has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:    August 19, 2019

Steven C. McNeal
Vice President and Treasurer

AMENDED AND RESTATED CERTIFICATE OF FORMATION
OF
ENTERGY TEXAS, INC.

This Amended and Restated Certificate of Formation is submitted for filing pursuant to the applicable provisions of the Texas Business Organizations Code.

ARTICLE 1

The name of the entity being formed (sometimes hereinafter referred to as the “Corporation”) is and shall be Entergy Texas, Inc. The Corporation shall be a for-profit corporation.

ARTICLE 2

The Corporation shall have perpetual existence.

ARTICLE 3

The Corporation was formed pursuant to a Plan of Merger. A Certificate of Merger and the Certificate of Formation with respect to such merger were filed with the Texas Secretary of State on December 17, 2007.

ARTICLE 4

The objects and purposes of the Corporation and for which the Corporation is organized are stated and declared to be to engage in any lawful activity for which corporations may be formed under the Texas Business Organizations Code.

ARTICLE 5

The street address of the Corporation’s registered office is 350 Pine Street, Beaumont, Texas 77701, and the name of its registered agent at that address is Paul A. Scheurich.

ARTICLE 6

The number of directors constituting the current board of directors is four. The name and address of the current directors are:

NAME                        ADDRESS

Sallie T. Rainer                10055 Grogans Mill Road
The Woodlands, TX 77380

Andrew S. Marsh                639 Loyola Avenue
New Orleans, LA 70113

Paul D. Hinnenkamp                639 Loyola Avenue
New Orleans, LA 70113

Roderick K. West                639 Loyola Avenue
New Orleans, LA 70113

ARTICLE 7

The Corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock” respectively. The total number of shares of all capital stock that that the Corporation has the authority to issue is 220,000,000 shares, constituting 20,000,000 shares of Preferred Stock, with no par value, and 200,000,000 shares of Common Stock with no par value. The board of directors is granted authority to, from time to time, establish by resolution one or more series of unissued shares of Preferred Stock by specifying the designations, preferences, limitations, and relative rights, including voting rights, of the series to be established and issue shares of the series of Preferred Stock so established.

ARTICLE 8

Whenever, with respect to any action to be taken by the shareholders of the Corporation, any provision of the Texas Business Organizations Code would require the vote or concurrence of the holders of shares (or of any class or series thereof) having more than a majority of the votes entitled to be cast thereon, only the vote or concurrence of the holders of shares (or of such class or series) having a majority of the votes entitled to be cast thereon shall be required with respect to any such action. Nothing in this Article 8 shall change any vote required of the shareholders which may be set forth in a resolution establishing a series of shares of Preferred Stock adopted pursuant to Article 7 hereof.

ARTICLE 9

No director of this Corporation shall be liable to the Corporation or its shareholders for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Texas expressly provide that the director's liability may not be eliminated or limited. Any repeal or amendment of this Article that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or amendment.

ARTICLE 10

The Corporation shall indemnify, to the fullest extent permitted by law, any person who was, is or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit or proceeding, civil or criminal, administrative, arbitrative, or investigative, any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or at the request of the Corporation, is or was a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of any other entity, trust, employee benefit plan, or other enterprise against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such action, suit, or proceeding. In addition to the foregoing, the Corporation shall, upon request of any such person described above and to the fullest extent permitted by law, pay or reimburse the reasonable expenses incurred by such person in any action, suit, or proceeding described above in advance of the final disposition of such action, suit, or proceeding. The right of indemnification shall not be exclusive of other rights to which such director or officer may be entitled.

ARTICLE 11

Any action required by the Texas Business Organizations Code to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Any such written consent (which shall include electronic transmissions as defined in, and to the extent permitted by the Texas Business Organizations Code) shall be signed, dated, and filed with the Corporation in the manner required by Section 6.203 of the Texas Business Organizations Code.

ARTICLE 12

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly empowered to adopt, amend, or repeal bylaws of the Corporation. Any adoption, amendment, or repeal of the bylaws of the Corporation by the board of directors shall require the approval of a majority of the board of directors. The shareholders of the Corporation may not adopt, amend, or repeal the bylaws of the Corporation.

ARTICLE 13

A special meeting of the shareholders of the Corporation may be called by the president, the board of directors, any other person authorized to call special meetings by the bylaws of the Corporation, or the holders of outstanding stock entitled to vote at the special meeting possessing at least 25% of the votes entitled to be cast on the matter for which the special meeting is held.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.
THE NEXT PAGE OF THIS DOCUMENT IS PAGE S-1.

EXECUTION

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:    August 19, 2019

Steven C. McNeal
Vice President and Treasurer